EXHIBIT 3.2

                          CERTIFICATE OF DOMESTICATION

                                       OF

                              BABY'S BEST.COM, INC.

         Pursuant to the provisions of Section 607.1801 of the Florida Statues the undersigned Corporation submits the following Certificate for the purpose of becoming domesticated in Florida:

         FIRST: The date on which the Corporation first came into being was November 4, 1996.

         SECOND: The jurisdiction where the Corporation was first formed was the state of Nevada.

         THIRD: The name of the Corporation immediately prior to the filing of this Certificate was Baby's Best.com, Inc.

         FOURTH: The name the Corporation will use in Florida, as set forth in its articles of incorporation filed with this Certificate is Baby's Best.com, Inc.

         FIFTH: Immediately prior to the filing of this Certificate, the principal place of business of the Corporation was located at 2851 S. Parker Road, Suite 720, Aurora, CO 80014.


Dated: March 8, 2000              BABY'S BEST.COM, INC.



                                  By: /s/ PATRICIA BISHOP
                                     -------------------------------------------
                                          Patricia Bishop, President

                                  CERTIFICATION

         I, Patricia Bishop, do hereby certify that I am the President of Baby's Best.com, Inc., and that I am authorized to sign this Certificate of Domestication on behalf of the Corporation. I further certify that all of the statements in the foregoing instrument are true and correct.

                                  By: /s/ PATRICIA BISHOP
                                     -------------------------------------------
                                          Patricia Bishop, President

STATE OF FLORIDA           }
COUNTY OF PALM BEACH       }

         On MARCH 8, 2000, before me personally appeared Patricia Bishop, known to me to be the person whose name is subscribed to in the instrument within, and acknowledged that she executed the instrument for the purposes contained in the instrument.

                                                 -------------------------------
                                                 Notary Public
                                                 My Commission Expires:_________

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                            ARTICLES OF INCORPORATION

                                       OF

                              BABY'S BEST.COM, INC.

         I, the undersigned, being of legal age and a natural person, do hereby subscribe to, acknowledge and file the following Articles of Incorporation for the purpose of creating a corporation under the laws of the State of Florida.

                                    ARTICLE I

         The name and initial address of this Corporation shall be: BABY'S BEST.COM, INC., 10 Fairway Drive, Suite 205, Deerfield Beach, Florida 33441, with the privilege of having its offices and branch offices at other places within or without the State of Florida.

                                   ARTICLE II

         This Corporation may engage in any activity or business permitted under the laws of the State of Florida.

                                   ARTICLE III

         The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is Five Hundred and Five Million (105,000,000), consisting of One Hundred Million (100,000,000) shares of Common Stock with a par value of One Tenth of One Cent ($.001) per share (the "Common Stock"), and Five Million (5,000,000) shares of Preferred Stock with a par value of One Tenth of One Cent ($.001) per share (the "Preferred Stock").

         The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

         1. COMMON STOCK. The voting, dividend and liquidations rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock.

         2. PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided in the resolutions creating same.

                  Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations,

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preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the Florida Business Corporation Act, as amended. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. No vote of the holders of any shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of the Corporation's Articles of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

         The consideration for all of the said stock shall be payable in cash, property, real or personal, labor or services in lieu of cash, at a just valuation to be fixed by the Board of Directors of this Corporation.

                                   ARTICLE IV

         Pursuant to the provisions of Fla. Stat.ss.607.1801, the Corporation shall retain, as its effective date of incorporation, the date on which the Corporation first came into being of November 4, 1996. This Corporation shall have perpetual existence.

                                    ARTICLE V

         The registered office of this Corporation is 7777 Glades Road, Suite 3000, Boca Raton, Florida 33434. The registered agent at that address is Michael
D. Karsch.

                                   ARTICLE VI

         The corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, a board of directors. The number of directions of the corporation shall be fixed by the bylaws, or if the bylaws fail to fix such a number, then by resolution adopted from time to time by the broad of directors.

                                   ARTICLE VII

         The name and address of the Incorporator is: Patricia Bishop, 10 Fairway Drive, Suite 205, Deerfield Beach, Florida 33431.

                                  ARTICLE VIII

         No contract or other transaction between this Corporation and any other corporation, and no act of this Corporation, shall in any way be affected or invalidated by the fact that any of the directors of this Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director individually, or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise

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interested in, any contract or transaction of this Corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof, and any director of this Corporation who is also a director or an officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this Corporation which shall authorize any such contract or transaction with like force and effect as if he were not such a director or officer of such other corporation, or not so interested.

                                   ARTICLE IX

         The private property of the shareholders shall not be subject to payment of the corporate debts to any extent.

                                    ARTICLE X

         This Corporation may indemnify and insure its officers and directors to the fullest extent permitted by law.

         IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a Corporation to do business both within and without the State of Florida, under the laws of Florida, make and file these Articles of Incorporation hereby declaring and certifying that the facts herein stated are true, and hereunto set my hand and seal this 8th day of March, 2000.

                                  By: /s/ PATRICIA BISHOP
                                     -------------------------------------------
                                          Patricia Bishop, President

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              CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE
                 FOR THE SERVICES OF PROCESS WITHIN THIS STATE,
                  NAMING AGENT UPON WHOM PROCESS MAY BE SERVED

         In compliance with the laws of the State of Florida, the following is submitted:

         FIRST: That BABY'S BEST.COM, INC., desiring to organize under the laws of the State of Florida, has designated 7777 Glades Road, Suite 300, Boca Raton, Florida 33434, as the place of business for the service of process within this state.

         SECOND:           That the above corporation has named Michael D.
                           Karsch as its statutory registered agent.

         Having been named the statutory agent of the above Corporation at the place designated in this Certificate, I hereby accept the same and agree to act in this capacity, and agree to comply with the provisions of Florida law relative to keeping the registered office open.

Dated this 8th day of March, 2000.

                                /s/ MICHAEL D. KARSCH
                                -----------------------------------
                                Michael D. Karsch
                                Registered Agent

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